Exhibit 1.1

Vislink Technologies, Inc.

COMMON STOCK

SALES AGREEMENT

May 5, 2020

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Vislink Technologies, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with A.G.P./Alliance Global Partners, as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through A.G.P./Alliance Global Partners, acting as agent and/or principal (the “Sales Agent”), shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), subject to the limitations set forth in Section 3(b) hereof. The issuance and sale of shares of Common Stock to or through the Sales Agent will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company under the Securities Act (as defined below) by the U.S. Securities and Exchange Commission (the “Commission”).

On the date of this Agreement, the Company has filed, or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, a shelf registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the offering of Common Stock pursuant to this Agreement included as part of such registration statement (the “ATM Prospectus”). As soon as practicable following the date that such registration statement is declared effective, the Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the ATM Prospectus included as part of such registration statement, relating to the Placement Shares (as defined below). Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), and the ATM Prospectus, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), each of which is included in the Registration Statement, as it or they may be supplemented by any additional prospectus supplement, in the form in which such prospectus and/or ATM Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (“Issuer Free Writing Prospectus”), as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications (collectively “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Common Stock through the Sales Agent, as agent, hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Common Stock to be sold, which shall at a minimum include the number of shares of Common Stock to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Sales Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Sales Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Shares through the Sales Agent, as agent, shall be as set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Sales Agent and the Sales Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

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3. Sale of Placement Shares by the Sales Agent.

(a) Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market (the “Exchange”), for the period specified in the Placement Notice, to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of such Placement Notice. If acting as agent hereunder, the Sales Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Sales Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of a Placement Notice, the Sales Agent may also sell Placement Shares by any other method permitted by law, including but not limited to in negotiated transactions with the Company’s prior written consent. The Company acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Placement Shares, (ii) the Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Sales Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a Placement Notice. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

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(b) Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of shares of Common Stock registered pursuant to the Registration Statement pursuant to which the offering hereunder is being made, (ii) the number of authorized but unissued and unreserved shares of Common Stock, (iii) the number or dollar amount of shares of Common Stock permitted to be offered and sold by the Company under Form S-3 (including General Instruction I.B.6. of Form S-3, if and for so long as applicable), (iv) the number or dollar amount of shares of Common Stock authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Sales Agent in writing, or (v) the number or dollar amount of shares of Common Stock for which the Company has filed the ATM Prospectus or other prospectus supplement specifically relating to the offering of the Placement Shares pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Sales Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 3(b) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Sales Agent shall have no obligation in connection with such compliance.

(c) During the term of this Agreement, neither the Sales Agent nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that the Sales Agent does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, the Sales Agent. During the term of this Agreement and notwithstanding anything to the contrary herein, the Sales Agent agrees that in no event will the Sales Agent or its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock or related derivative securities if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act.

4. Suspension of Sales.

(a) The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and the Sales Agent shall not sell any Placement Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

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(b) Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Sales Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Sales Agent shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the respective Point of Sale (as defined below) (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Placement Shares were sold, after deduction for (i) the Sales Agent’s discount, commission or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any clearing organization or any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, the Company will (i) hold the Sales Agent, its directors, officers, members, partners, employees and agents of the Sales Agent, each broker dealer affiliate of the Sales Agent, and each person, if any, who (A) controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with the Sales Agent (each, a “Sales Agent Affiliate”), and the Sales Agent’s clearing organization, harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

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6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Sales Agent that as of each Applicable Time (as defined in Section 22(a)), unless such representation, warranty or agreement specifies a different time or times:

(a) Compliance with Registration Requirements. As of each Applicable Time other than the date of this Agreement, the Registration Statement and any Rule 462(b) Registration Statement will have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement and the Prospectus. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Registration Statement and, assuming no act or omission on the part of the Sales Agent that would make such statements untrue, the offer and sale of the Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. In the section entitled “Plan of Distribution” in the ATM Prospectus, the Company has named A.G.P./Alliance Global Partners as an agent that the Company has engaged in connection with the transactions contemplated by this Agreement. The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(b) No Misstatement or Omission. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied or will comply in all material respects with the Securities Act. The Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, complied or will comply in all material respects with the Securities Act. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Point of Sale and each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Sales Agent furnished to the Company in writing by the Sales Agent expressly for use therein. “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

(c) Offering Materials Furnished to the Sales Agent. Copies of the Registration Statement, the Prospectus, and all amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement, have been delivered, or are publicly available through EDGAR, to the Sales Agent. Each Prospectus delivered to the Sales Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the version of such Prospectus filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(d) Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference therein, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act.

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(e) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Sales Agent’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(f) The Sales Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Placement Shares as contemplated by this Agreement. This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(g) Authorization of the Placement Shares. The Placement Shares, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights, and will conform to the description of the Common Stock contained in the Registration Statement and the Prospectus.

(h) Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived. No person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise.

(j) Good Standing; No Material Adverse Effect. Each of the Company and its subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or change or would not reasonably be expected to have a material adverse effect on or change or affect the assets, business, operations, earnings, properties, operations, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

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(k) Independent Accountants. To the knowledge of the Company, Marcum LLP, who certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board Marcum LLP has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(l) Exchange Act; Nasdaq Capital Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus, when they became or become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required. The shares of Common Stock are listed on the Nasdaq Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement and the Prospectus. The Company has submitted the Application for Listing of Additional Shares with the Exchange to list the shares of Common Stock included in Placement Shares.

(m) Common Stock. All of the issued and outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

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(n) Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; other than as disclosed in the Registration Statement and the Prospectus, the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the issuance of the Placement Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the capital stock or other securities of the Company; and except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and, other than as disclosed in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, have Material Adverse Effect, all offers and sales by the Company of the Company’s shares of Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No holder of the Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(o) Market Capitalization. At the time the Registration Statement was or will be declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6 of Form S-3, if applicable. As of the date on which the Registration Statement was filed and will be declared effective, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $29,950,416.06 (calculated by multiplying (x) the price at which the common equity of the Company closed on the Exchange on April 30, 2020, which was $0.34 by (y) the number of Non-Affiliate Shares, which was 88,089,459).

(p) The agreements and documents described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act to be described in the Registration Statement and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses.

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(q) Outstanding Debt. Except as disclosed in the Registration Statement, the Company does not have any outstanding debt and the Company does not have outstanding any preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(r) Summary of Statements. The statements in the Registration Statement, the Prospectus and any documents incorporated by reference therein, as applicable, under the headings “Item 1.—Business,” “Item 1A—Risk Factors,” “Item 13.–Certain Relationships and Related Transactions, and Director Independence,” “Description of Securities,” “Description of Securities We Are Offering,” and “Item 11. – Executive Compensation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

(s) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(t) Distribution of the Placement Shares. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the distribution of the Securities by the Placement Shares in the manner contemplated herein and in the Registration Statement and the Prospectus.

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(u) No Conflict. Neither the execution of this Agreement, the issue and sale of the Placement Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms of the Placement Shares hereof will conflict with, result in a breach or violation of or result in a default under or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both), or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches or violations and impositions of any lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor, to its knowledge, any other party is in violation, breach or default of any agreement that has resulted in or could reasonably be expected to result in a Material Adverse Effect. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the performance of the Company of the transactions herein contemplated has been obtained or made and is in full force and effect.

(v) Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except as disclosed in the Registration Statement and the Prospectus and no person has any registration rights in connection with the filing of the Registration Statement and the consummation of the offering (including the offering of the Placement Shares contemplated under this Agreement) except for any such rights as have been validly waived.

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(w) Financial Statements. The consolidated historical financial statements, including the notes thereto, and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All non-GAAP financial information, if any, included or incorporated by reference in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the Registration Statement and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Act) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses that are required to be disclosed therein that are not disclosed. No other financial statements or notes are required to be included or incorporated by reference in the Registration Statement or the Prospectus other than those that have been included or incorporated by reference therein in compliance with the requirements of the Securities Act and the Exchange Act. Each of the Registration Statement and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement and the Prospectus as being a subsidiary of the Company, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its subsidiaries, or, other than in the course of business or any grants under any stock compensation plan, (d) no officer or director of the Company has resigned from any position with the Company; (e) there has not been any development involving a prospective material adverse change, which, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Change, and (f) there has not been any Material Adverse Effect on the Company’s long-term or short-term debt. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

(x) Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened against or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement and the Prospectus which is required to be disclosed or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(y) Property. Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted free and clear of all liens other than as disclosed in the Registration Statement.

(z) Violation or Default. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its certificate of incorporation (as the same may be amended or restated from time to time) and its Bylaws (as the same may be amended or restated from time to time), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any applicable statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), such violations or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(aa) Employees; Labor. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Insurance. The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are in the Company’s reasonable judgment prudent and customary in the businesses in which it is engaged; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(cc) Dividends or Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and the Prospectus.

(dd) Authorizations. The Company is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries, taken as a whole, possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where such failure would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

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(ee) Tax Law Compliance. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of or incorporated by reference in the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Other than as disclosed in the Registration Statement and the Prospectus, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. There are no tax liens against the assets, properties or business of the Company. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(ff) Internal Controls. The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in or contemplated in the Registration Statement and the Prospectus the Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(gg) Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(hh) Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

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(ii) ERISA Matters. To the knowledge of the Company, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. To the knowledge of the Company, none of the following events has occurred or, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a material employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(jj) Sarbanes-Oxley Acts. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(kk) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(ll) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) OFAC Matters. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(nn) Sanctions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions (a “Sanctioned Person”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Syria, and the Crimea Region of the Ukraine) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(oo) Sanctioned Persons and Countries. Except as has been disclosed to the Sales Agent or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five (5) years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(pp) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(qq) Personal Property. Except as set forth in the Registration Statement and the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

(rr) Related Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Registration Statement or the Prospectus and which is not so described. To the knowledge of the Company, no officer, director or significant shareholder of the Company is a person associated with a broker-dealer or controls, is controlled by or is under common control with a broker-dealer.

(ss) Subsidiaries. Exhibit 21.1 to the Registration Statement sets forth the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(tt) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(uu) Federal Reserve System. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(vv) Capital Stock or Long-Term Debt. Except as set forth in the Registration Statement and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement and the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement and the Prospectus.

(ww) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(xx) Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted and as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. To the Company’s knowledge, there are no material defects in any of the patents or patent applications within the Intellectual Property. Except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Company (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent that contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property that is necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted and as described in the Registration Statement and the Prospectus; (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid; and (h) no employee of the Company is or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; and (i) the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect.

(yy) Relationship with the Sales Agent. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agent and (ii) does not intend to use any of the proceeds from the sale of any Placement Shares hereunder to repay any outstanding debt owed to any affiliate of the Sales Agent.

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(zz) Governmental Authority. The agreements and documents described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained or incorporated by reference therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement or to be incorporated by reference in the Registration Statement or the Prospectus, that have not been so described or filed or incorporated by reference. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to or incorporated by reference in the Registration Statement and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as disclosed in the Registration Statement and the Prospectus, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for a default or event which would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Authority”), including, without limitation, those relating to environmental laws and regulations.

(aaa) Non-Compliance with Governmental Authority. Except as otherwise disclosed in the Registration Statement and the Prospectus, each of the Company and its subsidiaries, to the extent applicable, (i) have not received any written notice from any court or arbitrator or Governmental Authority or third party asserting non-compliance with any permits required by any such Governmental Entity, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Governmental Authority or third party alleging that any product operation of the Company or any of its subsidiaries is in violation of any law or permits nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority. In addition, none of the Company or its subsidiaries or, to the knowledge of the Company or its subsidiaries, any of their respective directors, officers, employees or agents is debarred, suspended or excluded, or has been convicted of any crime or, to the knowledge of the Company or its subsidiaries, engaged in any conduct that could result in a debarment, suspension or exclusion from any federal or state government health care program or human clinical research, or to the knowledge of the Company or its subsidiaries, is subject to any inquiry, investigation, proceeding, or other similar action by a Governmental Authority that could reasonably be expected to result in any such debarment, suspension or exclusion.

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(bbb) Smaller Reporting Company. As of the time of the initial filing of the Registration Statement and as of the date hereof, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act rules and regulations.

(ccc) Insiders. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”), as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement and the Prospectus provided to the Sales Agent, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(ddd) FINRA Matters. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Placement Shares hereunder or any other arrangements, agreements or understandings of the Company with respect to the sale of the Placement Shares hereunder or, to the Company’s knowledge, any of its shareholders that may affect the Sales Agent’s compensation, as determined by FINRA. Except as described in the Registration Statement and the Prospectus or the amount of fees to FINRA members with respect to this Agreement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the six (6) months prior to the date of this Agreement, other than the payment to the Underwriters as provided hereunder in connection with the sale of the Placement Shares. None of the net proceeds of the sale of the Placement Shares will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. Except as disclosed in their FINRA confirmations, there is no (i) officer or director of the Company, or, to the Company’s knowledge, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the sale of the Placement Shares (as determined in accordance with the rules and regulations of FINRA). All information provided by the Company in its FINRA questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects. Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA).

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(eee) Confidentiality. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Effect on the Company or its subsidiaries.

(fff) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(ggg) Regulation M. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Sales Agent) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Placement Shares.

(hhh) Conformity of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Sales Agent. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(iii) Certificates. Any certificate signed by any officer of the Company and delivered to the Sales Agent or counsel for the Sales Agent in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby.

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7. Covenants of the Company. The Company covenants and agrees with the Sales Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Sales Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement); (iv) the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, the Sales Agent shall cease making offers and sales under this Agreement.

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(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Sales Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the best interests of the Company to do so.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Sales Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Sales Agent may from time to time reasonably request and, at the Sales Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

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(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Shares to the Sales Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below), (v) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vii) the fees and expenses of the transfer agent or registrar for the Common Stock; (viii) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below) and (ix) the Company shall reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of counsel to the Sales Agent) in an amount not to exceed $40,000 and up to an additional $10,000 per fiscal year for ongoing maintenance (paid as $2,500 each fiscal quarter).

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. The Company (I) shall provide the Sales Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, or warrants or any rights to purchase or acquire Common Stock, during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Sales Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the fifth (5th) Trading Day immediately following the date of such suspension or termination), and (II) will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock prior to the termination of this Agreement; provided, however, that such notice requirements or restrictions, as the case may be, will not be required in connection with the Company’s issuance or sale of (i) shares of Common Stock, options to purchase shares of Common Stock, other equity awards or shares of Common Stock issuable upon the exercise of options or other equity awards, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (ii) shares of Common Stock issuable upon exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing (including by email correspondence) to the Sales Agent and (iii) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, sale or purchase of assets or other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes. Notwithstanding the foregoing, the Company shall provide the Sales Agent notice at least two (2) days prior to pursuing any private or public offerings of equity and/or other securities (including debt securities) in one or more transactions.

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(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company shall set forth in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Commission in respect of any quarter in which sales of Placement Shares were made by or through the Sales Agent under this Agreement, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such sales of Placement Shares. To the extent that the filing of a prospectus supplement with the Commission with respect to any sales of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall afford the Sales Agent and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Sales Agent and its counsel on the form and substance of, and shall give due consideration to all such comments from the Sales Agent or its counsel on, any such filing prior to the issuance, filing or public disclosure thereof; provided, however, that the Company shall not be required to submit for review (A) any portion of any periodic reports filed with the Commission under the Exchange Act other than the specific disclosure relating to any sales of Placement Shares and (B) any disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

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(m) Representation Dates; Certificate. On or prior to the date the first Placement Notice is given hereunder and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (B) a supplement or amendment that relates to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Sales Agent within three (3) Trading Days after each Representation Date with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Sales Agent sells any Placement Shares, the Company shall provide the Sales Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinion. On or prior to the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to the Sales Agent (i) the written opinion and negative assurance of Sullivan & Worcester LLP, as counsel to the Company, or other counsel reasonably satisfactory to the Sales Agent (“SEC Counsel”), and (ii) the written opinion of Dennis Cook, Esq., intellectual property counsel to the Company, or other counsel reasonably satisfactory to the Sales Agent (“Intellectual Property Counsel” and, together with SEC Counsel, “Company Counsel”), in each case substantially in the forms previously agreed between the Company and the Sales Agent. Thereafter, within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar quarter, the Company shall cause to be furnished to the Sales Agent the written opinion and negative assurance of each Company Counsel substantially in the forms previously agreed between the Company and the Sales Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if each Company Counsel has previously furnished to the Sales Agent such written opinion and negative assurance of such counsel, in each case substantially in the forms previously agreed between the Company and the Sales Agent, then each Company Counsel may, in respect of any future Representation Date, furnish the Sales Agent with a letter signed by such counsel (each, a “Reliance Letter”) in lieu of such opinion and negative assurance of such counsel to the effect that the Sales Agent may rely on the prior opinion and negative assurance of such counsel delivered pursuant to this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion and negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

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(o) Comfort Letter. On or prior to the date the first Placement Notice is given hereunder and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), other than a Representation Date under Section 7(m)(iii) or Section 7(m)(iv) unless with respect to a Representation Date under Section 7(m)(iv) the Sales Agent reasonably requests delivery thereof, the Company shall cause its independent accountants to furnish the Sales Agent letters (the “Comfort Letters”), dated the date that the Comfort Letter is delivered, in form and substance satisfactory to the Sales Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Sales Agent in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for, or purchase shares of Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Sales Agent.

(q) Insurance. The Company shall maintain insurance in such amounts and covering such risks as is reasonable and customary for the business in which it is engaged.

(r) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it is not and, after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act.

(s) Securities Act and Exchange Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

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(t) No Offer to Sell. Other than the Prospectus and an Issuer Free Writing Prospectus approved in advance by the Company and the Sales Agent in its capacity as principal or agent hereunder, neither the Sales Agent nor the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(u) Sarbanes-Oxley Act. The Company will use its reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(v) Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

8. Conditions to the Sales Agent’s Obligations. The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Sales Agent of a due diligence review satisfactory to the Sales Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Sales Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) Securities Act Filings Made. The Company shall have filed with the Commission the ATM Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement. All other filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d) No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Sales Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f) Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(g) Legal Opinions. The Sales Agent shall have received the opinion and negative assurance of each Company Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinion and negative assurance is required pursuant to Section 7(n).

(h) Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(i) Officer’s Certificate. On or prior to the date the first Placement Notice is given hereunder, the Sales Agent shall have received a certificate, signed on behalf of the Company by its President and Chief Executive Officer, certifying as to (i) the certificate of incorporation of the Company (as the same may be amended or restated from time to time), (ii) the Bylaws of the Company (as the same may be amended or restated from time to time), (iii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

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(j) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Sales Agent such appropriate further opinions, certificates, letters and documents as the Sales Agent may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish the Sales Agent with such conformed copies of such opinions, certificates, letters and other documents as the Sales Agent shall have reasonably requested.

(l) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m) No Termination Event. There shall not have occurred any event that would permit the Sales Agent to terminate this Agreement pursuant to Section 11(a).

(n) FINRA. The Sales Agent shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Placement Shares pursuant to this Agreement.

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Sales Agent, the directors, officers, members, partners, employees and agents of the Sales Agent each broker dealer affiliate of the Sales Agent, and each the Sales Agent Affiliate, if any, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Sales Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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(b) The Sales Agent Indemnification. The Sales Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each, a “Company Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any such Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall apply only to the extent that such loss, claim, liability, expense or damage is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent expressly for inclusion in any document as described in clause (x) of this Section 9(b).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

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(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Agent, the Company and the Sales Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agent on the other. The relative benefits received by the Company on the one hand and the Sales Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Sales Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Sales Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party (and any officers, directors, members, partners, employees or agents of the Sales Agent and each broker dealer affiliate of the Sales Agent will have the same rights to contribution as the Sales Agent), and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Sales Agent, any controlling person of the Sales Agent, or the Company (or any of their respective officers, directors, members or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

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11. Termination.

(a) The Sales Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of the Sales Agent, may materially impair the ability of the Sales Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), 7(o) or 7(p), the Sales Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of the Sales Agent’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 11(f), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Sales Agent elects to terminate this Agreement as provided in this Section 11(a), the Sales Agent shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Sales Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the earlier to occur of (i) issuance and sale of all of the Placement Shares to or through the Sales Agent on the terms and subject to the conditions set forth herein and (ii) the expiration of the Registration Statement on the third (3rd) anniversary of the initial effective date of the Registration Statement pursuant to Rule 415(a)(5) under the Securities Act; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

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(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date and such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Sales Agent, shall be delivered to:

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, New York 10022

Attention: Tom Higgins

Email: atm@allianceg.com

with a copy (which shall not constitute notice) to:

Gracin & Marlow, LLP

405 Lexington Avenue, 26th Floor

New York, New York 10174

Facsimile: (212) 208-4657

Attention: Leslie Marlow or Patrick Egan

and if to the Company, shall be delivered to:

Vislink Technologies, Inc.

1515 Ringling Blvd., Suite 310

Sarasota, Florida 34236

Attention: Chief Executive officer

Facsimile: ( ) [____]

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1633 Broadway

New York, New York 10019

Attention: David E. Danovitch

Facsimile: (212) 660-3001

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

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An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Agent and their respective successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Sales Agent may assign its rights and obligations hereunder to an affiliate of the Sales Agent without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any other writing entered into by the parties relating to this Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

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16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and the Sales Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Sales Agent is acting solely as agent in connection with the sale of the Placement Shares contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Sales Agent has advised or is advising the Company on other matters, and the Sales Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company has been advised and is aware that the Sales Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Sales Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

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19. Use of Information. The Sales Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement unless expressly approved by the Company in writing.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

21. Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

22. Definitions. As used in this Agreement, the following term has the meaning set forth below:

(a) “Applicable Time” means the date of this Agreement, each Representation Date, each date on which a Placement Notice is given, each Point of Sale, and each Settlement Date.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Sales Agent.

Very truly yours,

VISLINK TECHNOLOGIES, INC.

By:	/s/ Carleton M. Miller
Name:	Carleton Miller
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas Higgins
Name:	Thomas Higgins
Title:	Managing Director

SCHEDULE 1

Form of Placement Notice

From:	Vislink Technologies, Inc.

To:	A.G.P./Alliance Global Partners
Attention: [●]

Subject:	Placement Notice

Date:	[●], 202[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement (the “Sales Agreement”) between Vislink Technologies, Inc., a Delaware corporation (the “Company”), and A.G.P./Alliance Global Partners (the “Sales Agent”), dated [•], 2020, the Company hereby requests that the Sales Agent sell up to [•] shares of the Company’s common stock, par value $0.00001 per share (the “Placement Shares”), at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time] [and with no more than [•] Placement Shares sold in any one Trading Day].

[The Company may include such other sale parameters as it deems appropriate.]

Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Sales Agreement.

SCHEDULE 2

Notice Parties

Vislink Technologies, Inc.

Carleton Miller (cmm@vislink.com)

Michael Bond (Michael.bond@vislink.com)

With copies to:

[  ] ([e-mail])

The Sales Agent

Thomas Higgins (thiggins@allianceg.com)

With copies to:

atm@allianceg.com

SCHEDULE 3

Compensation

The Company shall pay to the Sales Agent in cash, upon each sale of Placement Shares through the Sales Agent pursuant to this Agreement, an amount equal to 3.00% of the aggregate gross proceeds from each sale of Placement Shares.*

* The foregoing rate of compensation shall not apply when the Sales Agent purchases Placement Shares on a principal basis, in which case the Company may sell the Placement Shares to the Sales Agent as principal at a price to be mutually agreed upon by the Company and the Sales Agent at the relevant Point of Sale pursuant to the applicable Placement Notice (it being hereby acknowledged and agreed that the Sales Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a Placement Notice).

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and appointed _____________________ of Vislink Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated May 5, 2020 (the “Sales Agreement”), between the Company and A.G.P./Alliance Global Partners, that:

(i)	the representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof;

(iii)	as of the date hereof, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (i) and (ii) above, respectively, to be true and correct;

(iv)	there has been no Material Adverse Effect since the date as of which information is given in the Prospectus, as amended or supplemented;

(v)	the Company does not possess any material non-public information; and

(vi)	the aggregate offering price of the Placement Shares that may be issued and sold pursuant to the Sales Agreement and the maximum number or amount of Placement Shares that may be sold pursuant to the Sales Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof.

Terms used herein and not defined herein have the meanings ascribed to them in the Sales Agreement.

Dated: _____________	By:
Name:
Title: